United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2019

Midland States Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Illinois	001-35272	37-1233196
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Network Centre Drive
Effingham, Illinois 62401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (217) 342-7321

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MSBI	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2019, Midland States Bancorp, Inc. (the “Company”) announced that Eric T. Lemke was appointed as Chief Financial Officer of the Company and its wholly owned banking subsidiary, Midland States Bank, effective November 12, 2019. Mr. Lemke will also serve as the Company’s principal financial officer.

Mr. Lemke, age 50, CPA, joined the Company in 2018 as Director of Assurance and Audit. Immediately prior to joining the Company he was the Chief Financial Officer of Metropolitan Capital Bancorp, Inc. and Metropolitan Capital Bank & Trust, located in Chicago, Illinois. Prior to that he was a partner in the Financial Services Practice of RSM US LLP, having first joined RSM in 1993. Mr. Lemke holds a B.S. in Accounting from Olivet Nazarene University in Bourbonnais, Illinois, and is a member of the American Institute of Certified Public Accounts. Mr. Lemke also serves on the Finance Committee of the Eastern Illinois Foodbank in Urbana, Illinois.

Mr. Lemke has entered into an employment agreement with the Company and the Bank which provides for an annual salary of $305,000 and an initial term of one year, with an automatic renewal for additional one-year periods commencing on each anniversary thereafter, unless either party provides written notice of nonrenewal ninety days prior to the extension date. Under the agreement, Mr. Lemke’s target bonus is 40% of his base salary and his target for annual equity awards under the Company’s Long-Term Incentive Plan is also 40% of base salary. If a change in control of the Company occurs during the term of the agreement, the agreement will remain in effect for the two-year period following the change in control. Following Mr. Lemke’s termination of employment, he will generally be subject to non-solicitation restrictions for a period of 12 months. In the event Mr. Lemke’s employment is terminated by the Company in connection with a change in control (other than for cause), he will be entitled to receive an amount equal to twice the sum of his annual salary and the average of his bonus payments for the prior three years. He will also be entitled to COBRA coverage at employee rates for up to 24 months and a pro rata bonus for the year of termination.

Item 7.01.	Regulation FD Disclosure.

On November 12, 2019, the Company issued a press release regarding Mer. Lemke’s appointment, which is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item and the related exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Midland States Bancorp, Inc., dated November 12, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2019	Midland States Bancorp, Inc.

	By:	/s/ Douglas J. Tucker
	Name:	Douglas J. Tucker
	Title:	Senior Vice President and Corporate Counsel